Exhibit 99.1

Regency Energy Partners Acquires Additional Interest in
Haynesville Joint Venture from GE Energy Financial Services
Dallas, April 30, 2010 – Regency Energy Partners LP (Nasdaq: RGNC), (“Regency” or the “Partnership”), announced today that it has acquired approximately 7.0% of the Haynesville Joint Venture from an affiliate of GE Energy Financial Services, a unit of GE (NYSE: GE), for approximately $92 million and the right to vote the interest retained by GE Energy Financial Services. Regency’s total ownership interest in the Joint Venture is now approximately 49.99%. Regency will continue as operator of the Regency Intrastate Gas System, which transports gas from the Haynesville Shale, one of the fastest growing U.S. natural gas fields.
Alinda Capital Partners LLC (“Alinda”), an independent private investment firm specializing in infrastructure investments, will retain its 50% ownership interest in the Haynesville Joint Venture.
“Increasing our ownership of the Haynesville Joint Venture is in line with our long-term growth strategy of increasing fee-based assets, which generate stable cash flows,” said Byron Kelley, chairman, president and chief executive officer of Regency.
The transaction, funded using Regency’s revolving credit facility, is expected to be immediately accretive to cash available for distribution.
Certain matters discussed in this press release include “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are identified as any statement that does not relate strictly to historical or current facts. Statements using words such as “anticipate,” “believe,” “intend,” “project,” “plan,” “expect,” “continue,” “estimate,” “goal,” “forecast,” “may” or similar expressions help identify forward-looking statements. Although we believe our forward-looking statements are based on reasonable assumptions and current expectations and projections about future events, we cannot give assurances that such expectations will prove to be correct. Forward-looking statements are subject to a variety of risks, uncertainties and assumptions. These risks and uncertainties include volatility in the price of oil, natural gas, and natural gas liquids, declines in the credit markets and the availability of credit for the Partnership as well as for producers connected to the Partnership’s system and its customers, the level of creditworthiness of, and performance by the Partnership’s counterparties and customers, the Partnership’s ability to access capital to fund organic growth projects and acquisitions, and the Partnership’s ability to obtain debt and equity financing on satisfactory terms, the Partnership’s use of derivative financial instruments to hedge commodity and interest rate risks, the amount of collateral required to be posted from time-to-time in the Partnership’s transactions, changes in commodity prices, interest rates, and demand for the Partnership’s services, changes in laws and regulations impacting the midstream sector of the natural gas industry, weather and other natural phenomena, industry changes including the impact of consolidations and changes in competition, the Partnership’s ability to obtain required approvals for construction or modernization of the Partnership’s facilities and the timing of production from such facilities, and the effect of accounting pronouncements issued periodically by accounting standard setting boards. Therefore, actual results and outcomes may differ materially from those expressed in such forward-looking information.
In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than the Partnership has described. The Partnership undertakes no obligation to update publicly or to revise any forward-looking statements, whether as a result of new information, future events or otherwise.
About Regency Energy Partners
Regency Energy Partners LP (Nasdaq: RGNC) is a growth-oriented, midstream energy partnership engaged in the gathering, contract compression, processing, marketing and transporting of natural gas and natural gas liquids. Regency’s general partner is majority-owned by an affiliate of GE Energy Financial Services, a unit of GE (NYSE: GE). For more information, visit the Regency Energy Partners LP Web site at www.regencyenergy.com.
About GE Energy Financial Services
GE Energy Financial Services’ experts invest globally across the capital spectrum in essential, long-lived and capital-intensive energy assets that meet the world’s energy needs. In addition to capital, GE Energy Financial Services offers the best of GE’s technical know-how, technology innovation, financial strength and rigorous risk management. Based in Stamford, Connecticut, the GE business unit helps its customers and GE grow through new investments, strong partnerships and optimization of its $23 billion in assets. For more information, visit www.geenergyfinancialservices.com.
About GE
GE (NYSE: GE) is a diversified infrastructure, finance and media company taking on the world’s toughest challenges. From aircraft engines and power generation to financial services, healthcare solutions, and television programming, GE operates in more than 100 countries and employs about 300,000 people worldwide. For more information, visit the company’s Web site at www.ge.com.
CONTACTS:
Investor Relations:

Shannon Ming
Vice President, Investor Relations & Corporate Finance Support
Regency Energy Partners
214-840-5477
IR@regencygas.com
Media Relations:
Elizabeth Cornelius
HCK2 Partners
972-716-0500 x26
elizabeth.cornelius@hck2.com